CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements Nos. 333-163982, 333-163986 and 333-168525 on Form S-8 and in this Form 8-K/A of Ocean Shore Holding Co. of our report dated March 15, 2011 relating to the consolidated financial statements of CBHC Financialcorp, Inc., which are included in this Current Report on Form 8-K/A of Ocean Shore Holding Co. dated October 14, 2011.

/s/ ParenteBeard LLC
Malvern, Pennsylvania
October 14, 2011